Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-217293 of our report dated March 19, 2019, relating to the statutory financial statements of Great-West Life & Annuity Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 25, 2019